EXHIBIT 21

CANTEL MEDICAL CORP.

Subsidiaries of Registrant

Carsen Group, Inc.	(Incorporated under the laws of Ontario, Canada)

Medivators Inc.	(Incorporated under the laws of Minnesota)

Medivators B.V.	(Incorporated under the laws of the Netherlands)

Cantel Medical Asia/Pacific Ltd.	(Incorporated under the laws of Singapore)

Biolab Equipment Ltd.	(Amalgamated under the laws of Canada)

Mar Cor Purification, Inc.	(Incorporated under the laws of Pennsylvania)

Crosstex International, Inc.	(Incorporated under the laws of New York)

SPS Medical Supply Corp.	(Incorporated under the laws of New York)

Cantel Medical International LLC	(Organized under the laws of Delaware)

CMCI C.V.	(Incorporated under the laws of the Netherlands)

Cantel Medical International B.V.	(Incorporated under the laws of the Netherlands)

Cantel Medical (UK) Limited	(Incorporated under the laws of England and Wales)

Cantel Medical (Italy) S.r.l.	(Incorporated under the laws of Italy)

Cantel Medical Devices (China) Co., Ltd.	(Incorporated under the laws of China)

Medical Innovations Group Holdings Limited	(Incorporated under the laws of England and Wales)

Medical Innovations Group Limited	(Incorporated under the laws of England and Wales)

Medical Innovations, Inc.	(Incorporated under the laws of Delaware)